As filed with the Securities and Exchange Commission on November 14, 2023

File No. 001-41830

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

TO

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or 12(g) of

the Securities Exchange Act of 1934

WORTHINGTON STEEL, INC.

(Exact name of registrant as specified in its charter)

Ohio	92-2632000
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Old Wilson Bridge Road, Columbus, Ohio	43085
(Address of principal executive offices)	(Zip Code)

(614) 438-3210

(Registrant’s telephone number, including area code)

Copies to:

Cathy A. Birkeland

Alexa M. Berlin

Christopher R. Drewry

Latham & Watkins LLP

330 North Wabash Avenue, Suite 2800

Chicago, Illinois 60611

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares, without par value	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Explanatory Note

Worthington Steel, Inc. is filing this Amendment No. 3 to its registration statement on Form 10 (File No. 001-41830) (the “Registration Statement”) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 15 of the Information Required in Registration Statement, the signature page to the Registration Statement, and the filed exhibit. The remainder of the Registration Statement is unchanged and has therefore been omitted.

Item 15. Financial Statements and Exhibits

(a) Financial Statements

The information required by this Item 15(a) is contained in the sections of the Information Statement previously filed as Exhibit 99.1 to the Registration Statement on Form 10 entitled “Unaudited Pro Forma Combined Financial Statements” and “Index to Financial Statements” (and the financial statements and related notes referenced therein). Those sections (and the financial statements and related notes referenced therein) are incorporated herein by reference.

(b) Exhibits

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description
2.1*	Form of Separation and Distribution Agreement
3.1*	Form Amended and Restated Articles of Incorporation
3.2**	Form of Amended and Restated Code of Regulations
10.1*	Form of Transition Services Agreement
10.2*	Form of Tax Matters Agreement
10.3*	Form of Employee Matters Agreement
10.4*	Form of Trademark License Agreement
10.5*	Form of WBS License Agreement
10.6*	Form of Steel Supply Agreement+
10.7*	Form of Indemnification Agreement for Directors
10.8*	Form of Worthington Steel, Inc. Annual Incentive Plan for Executives
10.9*	Form of Worthington Steel, Inc. 2023 Long-Term Incentive Plan
10.10*	Form of Non-Qualified Stock Option Award Agreement under the Worthington Steel, Inc. 2023 Long-Term Incentive Plan
10.11*	Form of Restricted Stock Award Agreement (Time and Performance) under the Worthington Steel, Inc. 2023 Long-Term Incentive Plan
10.12*	Form of Restricted Stock Award Agreement under the Worthington Steel, Inc. 2023 Long-Term Incentive Plan
10.13*	Form of Worthington Steel, Inc. 2023 Equity Incentive Plan for Non-Employee Directors
10.14*	Form of Restricted Stock Award Agreement under the Worthington Steel, Inc. 2023 Equity Incentive Plan for Non-Employee Directors
10.15*	Form of Worthington Steel, Inc. Non-Qualified Deferred Compensation Plan
10.16*	Form of Worthington Steel, Inc. Deferred Compensation Plan for Directors
10.17*	Form of Indemnification Agreement for Officers
21.1*	List of Subsidiaries
99.1*	Preliminary Information Statement of Worthington Steel, Inc.
99.2*	Form of Notice Regarding the Internet Availability of Information Statement Materials

*	Previously filed.
**	Filed herewith.
+	Certain portions of this document that constitute confidential information have been redacted in accordance with Regulation S-K, Item 601(b)(10).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

WORTHINGTON STEEL, INC.

By:	/s/ Geoff Gilmore
Name: Geoff Gilmore
Title: Chief Executive Officer
Date: November 14, 2023